Exhibit 99.1

MEDIA RELEASE
FOR IMMEDIATE RELEASE

Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel: 905-858-1368
Email: rzacharias@med-emerg.com

MED-EMERG INTERNATIONAL

MED-EMERG COMPLAINT RESULTS IN INQUIRY INTO CONTRACT AWARD TO CALIAN

Toronto, Canada - February 8, 2005 -Med-Emerg International Inc. (OTC BB: MDER-MDERW) announced today that the Canadian International Trade Tribunal (CITT) has decided that it will conduct an inquiry into the award by Public Works and Government Services Canada (PWGSC) of a medical staffing contract to Calian Limited (Calian).

In December 2004, Med-Emerg was advised that PWGSC had awarded a contract to Calian for medical staffing services to the Canadian Forces, Department of National Defence. This contract replaces a contract currently held by Med-Emerg, which, as disclosed in earlier filings, expires March 31, 2005.

Med-Emerg filed a complaint with the CITT on January 31, 2005 alleging that PWGSC:

•	Awarded the contract to a bidder that did not meet the mandatory requirements of the bid;

•	Introduced unpublished evaluation criteria to the evaluation process; and

•	Failed to properly apply the published evaluation criteria.

On February 8, 2005 the CITT initiated an inquiry into the allegations filed by Med-Emerg. If the CITT determines that the complaint is valid, it could recommend that the contract award to Calian be terminated and a contract awarded to Med-Emerg, that the proposals be re-evaluated or that a new solicitation should take place. In the alternative, Med-Emerg is seeking compensation for lost profit as a result of the improper contract award.

MEII specializes in the coordination and delivery of emergency and primary health care related services in Canada. These services include physician and nurse staffing and recruitment, clinical management services, a national drug infusion service, and a comprehensive physician practice management program.

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Certain oral and written statements of the management of the Company included in this press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. These forward-looking statements include statements about the Company's marketing strategy, future sales growth, profitability, competitive position, and release of new products.  The words "plan", "expect", "believe", "intend", "anticipate", "forecast", "target", "estimate" and similar expressions identify forward-looking statements.  Forward-looking statements are based on assumptions made by and information currently available to the Company.  Investors are cautioned that these forward-looking statements are neither promises nor guarantees, and are subject to risks and uncertainties that may cause future results to differ materially from those expected.  The Company does not undertake to review or update these forward-looking statements.